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                                                                    Exhibit 4.25

          INSTRUMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE, dated as of September 6, 2000, among EXODUS COMMUNICATIONS, INC., a Delaware corporation, having its principal office at 2831 Mission College Boulevard, Santa Clara, California 95054 (the "Company"), CHASE MANHATTAN BANK AND TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association duly organized and existing under the laws of the United States, having its corporate trust office at 101 California Street, Suite 2725, San Francisco, California 94111 ("Chase" or the "Resigning Trustee"), and HSBC BANK USA, a banking corporation and trust company duly organized and existing under the laws of the State of New York, having its principal corporate trust office at 140 Broadway, New York, New York 10005 (the "Successor Trustee").

                                   RECITALS
                                   --------

          There is presently outstanding $1,000,000,000 in aggregate principal amount of the Company's Dollar Denominated 11 5/8% Senior Notes due 2010 (the "Securities") under an Indenture, dated as of July 6, 2000 (the "Indenture"), between the Company and the Resigning Trustee.

          The Resigning Trustee wishes to resign as Trustee under the Indenture; the Company wishes to appoint the Successor Trustee to succeed the Resigning Trustee as Trustee under the Indenture; and the Successor Trustee wishes to accept appointment as Trustee under the Indenture.

          NOW, THEREFORE, in consideration of the mutual covenants and promises herein, the receipt and sufficiency of which is hereby acknowledged, the Company, the Resigning Trustee and the Successor Trustee agree as follows:

                                  ARTICLE ONE
                             THE RESIGNING TRUSTEE

          Section 101.  Pursuant to Section 610 of the Indenture, the Resigning
          -----------
Trustee hereby notifies the Company that the Resigning Trustee is hereby resigning as Trustee under the Indenture.

          Section 102.  The Resigning Trustee hereby represents and warrants to
          -----------
the Successor Trustee that:

               (a) No covenant or condition contained in the Indenture has been waived by the Resigning Trustee.

               (b) There is no action, suit or proceeding pending or, to the best of the knowledge of the Responsible Officers of the Resigning Trustee assigned to its corporate trust department, threatened against the Resigning Trustee before any court or governmental authority arising out of any action or omission by the Resigning Trustee as Trustee under the Indenture.
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               (c)  As of the date of this Instrument, the Resigning Trustee holds no property under the Indenture.

               (d) This Instrument has been duly authorized, executed and delivered on behalf of the Resigning Trustee.

          Section 103.  The Resigning Trustee hereby assigns, transfers,
          -----------
delivers and confirms to the Successor Trustee all right, title and interest of the Resigning Trustee in and to the trust under the Indenture, all the rights, powers and trusts of the Trustee under the Indenture and all property and money held by such Resigning Trustee under the Indenture. The Resigning Trustee shall execute and deliver such further instruments and shall do such other things as the Successor Trustee may reasonably require so as to more fully and certainly vest and confirm in the Successor Trustee all the rights, powers and trusts hereby assigned, transferred, delivered and confirmed to the Successor Trustee.

          Section 104.  Chase hereby accepts its appointment as Authenticating
          -----------
Agent pursuant to Section 614 of the Indenture.

                                  ARTICLE TWO
                                  THE COMPANY

          Section 201. The Company hereby certifies that annexed hereto marked
          -----------
Exhibit A is a copy of resolutions duly adopted by the Board of Directors of the
---------
Company, and in full force and effect on the date hereof, authorizing certain officers of the Company to: (a) accept the Resigning Trustee's resignation as Trustee under the Indenture; (b) appoint the Successor Trustee as Trustee under the Indenture; and (c) execute and deliver such agreements and other instruments as may be necessary or desirable to effectuate the succession of the Successor Trustee as Trustee under the Indenture.

          Section 202.  The Company hereby appoints the Successor Trustee as
          -----------
Trustee under the Indenture and confirms to the Successor Trustee all the rights, powers and trusts of the Trustee under the Indenture and with respect to all property and money held or to be held under the Indenture. The Company shall execute and deliver such further instruments and shall do such other things as the Successor Trustee may reasonably require so as to more fully and certainly vest and confirm in the Successor Trustee all the rights, powers and trusts hereby assigned, transferred, delivered and confirmed to the Successor Trustee.

          Section 203.  The Company hereby represents and warrants to the
          -----------
Successor Trustee that:

               (a) No Event of Default and no event which, after notice or lapse of time or both, would become an Event of Default, has occurred and is continuing under the Indenture.

               (b) No covenant or condition contained in the Indenture has been waived by the Holders of the percentage in aggregate principal amount of the Securities required by the Indenture to effect any such waiver.

                                       2
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               (c)  The Indenture has not been amended or modified and is in full force and effect.

               (d)  The Securities are validly issued securities of the Company.

               (e) The Company is a corporation duly and validly organized and existing pursuant to the laws of the State of Delaware.

               (f) There is no action, suit or proceeding pending or, to the best of the Company's knowledge, threatened against the Company before any court or any governmental authority arising out of any action or omission by the Company under the Indenture.

               (h) This Instrument has been duly authorized, executed and delivered on behalf of the Company and constitutes its legal, valid and binding obligation.

               (i) All conditions precedent relating to the appointment of HSBC Bank USA as successor Trustee under the Indenture have been complied with by the Company.

          Section 204.  The Company hereby consents to the appointment of Chase
          -----------
as Authenticating Agent pursuant to Section 614 of the Indenture.

                                 ARTICLE THREE
                             THE SUCCESSOR TRUSTEE

          Section 301.  The Successor Trustee hereby represents and warrants to
          -----------
the Resigning Trustee and to the Company that the Successor Trustee is qualified and eligible under the provisions of Section 609 of the Indenture to act as Trustee under the Indenture.

          Section 302.  The Successor Trustee hereby accepts its appointment as
          -----------
Trustee under the Indenture and shall hereby be vested with all the rights, powers, trusts and duties of the Trustee under the Indenture and with respect to all property and money held or to be held under the Indenture.

          Section 303.  The Successor Trustee hereby appoints Chase as
          -----------
Authenticating Agent pursuant to Section 614 of the Indenture.

          Section 304. Promptly after the execution and delivery of this
          -----------
Instrument, the Company shall cause a notice, a form of which is annexed hereto marked Exhibit B, to be sent to each Holder of the Securities in accordance with
       ---------
the provisions of the Indenture.

                                 ARTICLE FOUR
                                 MISCELLANEOUS

          Section 401.  Except as otherwise expressly provided or unless the
          -----------
context otherwise requires, all terms used herein which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

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          Section 402.  Notwithstanding the terms hereof, Chase shall continue
          -----------
to act as (i) Security Registrar pursuant to Section 306 of the Indenture and
(ii) the office or agency where the Securities may be presented or surrendered for payment, where the Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and the Indenture may be served pursuant to Section 1002 of the Indenture.

          Section 403.  This Instrument and the resignation, appointment and
          -----------
acceptance effected hereby shall be effective as of the close of business on the date first above written, upon the execution and delivery hereof by each of the parties hereto.

          Section 404.  Notwithstanding the resignation of the Resigning Trustee
          -----------
effected hereby, the Company shall remain obligated under Section 607 of the Indenture to compensate, reimburse and indemnify Chase in connection with (i) its prior trusteeship under the Indenture and (ii) its continuing roles under the Indenture, including without limitation, as set forth in Sections 104 and 402 above. The Company also acknowledges and reaffirms its obligations to the Successor Trustee as set forth in Section 607 of the Indenture, which obligations shall survive the execution hereof.

          Section 405.  This Instrument shall be governed by and construed in
          -----------
accordance with the laws of the jurisdiction which govern the Indenture and its construction.

          Section 406.  This Instrument may be executed in any number of
          -----------
counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

                 [Remainder of Page Intentionally Left Blank]

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          IN WITNESS WHEREOF, the parties hereto have caused this Instrument of
Resignation, Appointment and Acceptance to be duly executed as of the day and year first above written.

                                 EXODUS COMMUNICATIONS, INC.


                                 By: /s/ Adam W. Wegner
                                   ----------------------------------------
                                    Name: Adam W. Wegner
                                    Title: Senior Vice President, Legal and
                                    Corporate Affairs, General Counsel and
                                    Secretary


                                 CHASE MANHATTAN BANK AND TRUST
                                 COMPANY, NATIONAL ASSOCIATION, as
                                 Resigning Trustee

                                 By /s/ F. J. Grippo
                                   ----------------------------------------
                                    Name: F. J. Grippo
                                    Title: Vice President


                                 HSBC BANK USA, as Successor Trustee


                                 By /s/ Robert A. Conrad
                                   ----------------------------------------
                                    Name: Robert A. Conrad
                                    Title: Vice President
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                                   EXHIBIT A
                                   ---------

                               BOARD RESOLUTIONS
                               -----------------

          The following is a true copy of resolutions duly adopted on September 6, 2000, by the Board of Directors of Exodus Communications, Inc.:

          "RESOLVED, that the Corporation appoint HSBC Bank USA as successor Trustee ("Successor Trustee") under the Indenture, dated as of July 6, 2000 (the "Indenture"), by and between the Corporation and Chase Manhattan Bank and Trust Company, National Association ("Resigning Trustee"), as Trustee, pursuant to which the Corporation issued $1,000,000,000 aggregate principal amount of the Corporation's Dollar Denominated 11 5/8% Senior Notes due 2010; and that the Corporation accept the resignation of Resigning Trustee as Trustee under the Indenture, such resignation to be effective upon the execution and delivery by Successor Trustee to the Corporation of an instrument or instruments accepting such appointment as successor Trustee under the Indenture; and it is further

          RESOLVED, that the Chairman of the Board, the President, any Executive Vice President, Vice President, the Treasurer or any Assistant Treasurer of the Corporation be, and each of them hereby is, authorized, empowered and directed to execute and deliver in the name and on behalf of the Corporation an instrument or instruments appointing Successor Trustee as the successor Trustee and accepting the resignation of Resigning Trustee; and it is further

          RESOLVED, that the proper officers of the Corporation are hereby authorized, empowered and directed to do or cause to be done all such acts or things, and to execute and deliver, or cause to be executed or delivered, any and all such agreements, amendments, instruments, certificates, documents or papers (including, without limitation, any and all notices and certificates required to be given or made on behalf of the Corporation to Successor Trustee or to Resigning Trustee) under the terms of any of the executed instruments in connection with the resignation of Resigning Trustee and the appointment of Successor Trustee, in the name and on behalf of the Corporation as any of such officers, in his/her discretion, may deem necessary or advisable to effectuate or carry out the purposes and intent of the foregoing resolutions and to exercise any of the Corporation's obligations under the instruments and agreements executed on behalf of the Corporation in connection with the resignation of Resigning Trustee and the appointment of Successor Trustee."
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                                   EXHIBIT B
                                   ---------


Notice to Holders of Exodus Communications, Inc.'s Dollar Denominated 4 3/4% Convertible Subordinated Notes due 2008:

          We hereby notify you of the resignation of Chase Manhattan Bank and Trust Company, National Association, as Trustee under the Indenture, dated as of December 1, 1999, pursuant to which your Securities were issued and are outstanding.

          We have appointed HSBC Bank USA, whose corporate trust office is located at 140 Broadway, New York, New York 10005, as successor Trustee under the Indenture, which appointment has been accepted and has become effective as of September 6, 2000.



                                             EXODUS COMMUNICATIONS, INC.

Date:  ___________________________, 2000